1 EXHIBIT 99.1 Technological Advances, Including AI, Drive Record Number of Loan Unit Originations for 1Q26 Boca Raton, FL – April 6, 2026 – NewtekOne, Inc. (NASDAQ: NEWT) (the “Company”) reported that it originated a record 961 loans in the first quarter of 2026, marking a 40% increase compared to the first quarter of 2025. Dollar volume of 1Q26 loan originations approximated $391 million, up from $366 million in 1Q25. Monthly volume accelerated meaningfully through the quarter following the implementation of enhancements to the loan origination process, including the incorporation of additional AI-powered resources to support the launch of the Newtek Seven Day Business LoanTM. Barry Sloane, Chief Executive Officer, President and Chairman, of NewtekOne commented, "We are pleased that recently introduced technological advances have supported a record number of loan originations in the first quarter of 2026 and, after a slower start to the year due to implementing process enhancements and staff training, we were encouraged to see the number of units originated surge in the second half of the quarter following the launch of the Newtek Seven Day Business LoanTM. In March alone, we originated 500 loan units, a 74% increase over the 287 units originated in March 2025; dollar volume in March was roughly $230 million, up 34% over the $172 million of originations for March 2025.” Mr. Sloane added, "Further incorporating AI into the loan origination process has helped us support deposit gathering and the lending function simultaneously. We believe that we have not only reduced the time and cost to close a loan, but borrowers will benefit from faster access to capital and lower closing costs, while we gain efficiency and the ability to attract higher-quality credits. These technological advances, which are now fully incorporated into our loan origination process, can position us to capture incremental market share, increase volume, and further diversify our loan portfolio. In our lending demographic, the highest quality loans gravitate toward the lender that can commit, fund, and close fastest. “Our Newtek Seven Day Business LoanTM, which is funded within seven days of a completed loan application, has proven to be a great success in its early stages. After a slow January and early February, we are optimistic about our full-year origination projections and credit quality metrics. We remain comfortable with the first quarter and full year EPS guidance ranges of $0.37-$0.47 and $2.15- $2.55, respectively. On our upcoming earnings conference call scheduled for April 30, we will address

2 further diversification of loan types and credit risk while maintaining industry-leading returns on assets and tangible common equity.” About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: Banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995 are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward- looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc.

3 Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com